                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Georgia-Pacific Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                   [Georgia-Pacific Corporation Letterhead]

                                                                  March 22, 1996

Dear Shareholder:

     The Annual Meeting of Shareholders of Georgia-Pacific Corporation will be held on May 7, 1996, at the Radisson Riverfront Hotel, 2 Tenth Street, in Augusta, Georgia. The meeting will begin promptly at 11:00 A.M., local time, and we hope that it will be possible for you to attend.

     The following Notice of Annual Meeting lists the business to be conducted at the meeting, which includes the election of directors.

     To expedite the admissions process for the Annual Meeting, please indicate if you will be attending by marking the appropriate box on the enclosed proxy card and returning it to our transfer agent, First Chicago Trust Company of New York. Please also detach the enclosed admission card and bring it with you to the Annual Meeting.

     Regardless of whether you plan to be present at the Annual Meeting, your shares should be represented and voted. THEREFORE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND.

                                        Sincerely,

                                        /s/ A. D. Correll
                                        A. D. Correll
                                        Chairman and Chief Executive Officer

                          GEORGIA-PACIFIC CORPORATION
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1996

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Georgia-Pacific Corporation will be held at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia, on Tuesday, May 7, 1996, at 11:00 A.M., local time, for the purposes of:

     (1) electing four directors; and

     (2) transacting such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of Common Stock of the Corporation at the close of business on March 11, 1996 are entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors,

                                          /s/ Kenneth F. Khoury
                                          Kenneth F. Khoury
                                          Vice President and Secretary

133 Peachtree Street, N.E.
Atlanta, Georgia 30303
March 22, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                          GEORGIA-PACIFIC CORPORATION
                           133 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303

                             ---------------------

                                PROXY STATEMENT

     The 1996 Annual Meeting of Shareholders of Georgia-Pacific Corporation ("Georgia-Pacific" or the "Corporation") will be held on May 7, 1996, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The solicitation of the enclosed proxy is made by the Board of Directors of the Corporation (the "Board") and the cost of the solicitation will be borne by the Corporation. The Corporation commenced mailing this Proxy Statement and the enclosed form of proxy to holders of the Common Stock of the Corporation ("Common Stock") on or about March 22, 1996.

ACTION TO BE TAKEN UNDER THE PROXIES

     A properly executed proxy in the enclosed form will be voted in accordance with the instructions thereon. If no instructions are given with respect to the matters to be acted on, the persons acting under the proxies will vote the shares represented thereby for the election of four nominees for director in Class III, and at their discretion as to such other business as may properly come before the meeting or any adjournment thereof. At this time, the Board does not know of any other business to be brought before the meeting. It is not anticipated that any nominee for election as a director will become unable to accept nomination, but if such an event should occur the person or persons acting under the proxies will vote for any substitute nominee who may be designated by the Governance Committee of the Board or by the Board itself.

VOTING PROCEDURES

     The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Annual Meeting of Shareholders. The vote required to elect directors is set forth under "Election of Directors" below. Proxy cards which are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card. Shares beneficially held in street name are counted for quorum purposes if such shares are voted on at least one matter to be considered at the meeting. Broker non-votes are not voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, such non-votes have no effect on the outcome of any vote. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of voting for directors.

EXECUTION AND REVOCATION OF PROXY

     If stock is registered in the name of more than one person, each such person should sign the proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and (if not previously furnished with a prior proxy) a certificate should be furnished showing evidence of appointment.

     The giving of a proxy does not affect the right to vote in person should the shareholder be able to attend the meeting. The proxy may be revoked at any time before it is exercised, in which event written notice of revocation should be filed with the Secretary of the Corporation.

CONFIDENTIAL VOTING POLICY

     The Board has adopted a policy to ensure the confidentiality of the individual votes of the Corporation's shareholders, with certain limited exceptions. The policy provides that all shareholder proxies, ballots and voting materials that identify the votes of specific shareholders will be kept confidential and will not be disclosed to the Corporation, its affiliates, directors, officers and employees or to any third parties except where (i) disclosure is required by applicable law, (ii) a shareholder expressly requests disclosure with respect to his or her vote, or (iii) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. In addition, aggregate vote totals may be disclosed to the Corporation from time to time and publicly announced at the meeting of shareholders to which such vote totals relate. Proxy cards will be returned to, and tabulated by, an independent third party. The Corporation is not required to comply with this confidential voting policy in the event of a proxy contest unless the other person soliciting proxies in the contest agrees to comply with the policy.

     This confidential voting policy does not prohibit shareholders from disclosing the nature of their votes to the Corporation or to the Board if they wish to do so. The policy is intended to enhance shareholder rights and to encourage free and voluntary communication between the Corporation and its shareholders.

OUTSTANDING VOTING SECURITIES OF THE CORPORATION

     Holders of record of Common Stock at the close of business on March 11, 1996, are entitled to one vote for each share of Common Stock held. As of March 11, 1996, 91,325,367 shares of Common Stock were outstanding.

                            I. ELECTION OF DIRECTORS

CORPORATE GOVERNANCE MATTERS

     The Board of Directors has adopted a set of Policies and Procedures governing the composition and operation of the Board and its Committees. These Policies and Procedures address, among other things, qualifications and tenure of directors, responsibilities and operation of committees, review of capital plans and appropriations, succession planning and performance reviews of the Chief Executive Officer and the Board itself. Some of the most significant of these policies are further detailed below.

     Pursuant to the Policies and Procedures, when the Chief Executive Officer resigns or retires, he must simultaneously offer to resign from the Board. All other directors may continue to serve until the annual meeting nearest to the date they attain the age of 72 years (except that two serving directors will continue to age 73), even if the term of office to which they were elected would extend beyond such date, except that such other directors should offer to resign in the event of prolonged ill health or if the principal employment or similar responsibility he or she had when elected to the Board changes.

     The Policies and Procedures also require the Corporation to maintain a majority of "independent" directors, and that all directors serving on the Audit and Compensation Committees be independent. An "independent" director is one who is not an officer or former officer of the Corporation and is not related to any such person, is not an officer of a significant customer or a supplier to the Corporation, does not have a significant personal services contract with the Corporation, is not a significant adviser (other than as a director) or consultant to the Corporation, and is not affiliated with a tax-exempt entity that receives significant contributions from the Corporation. Beginning with the 1996 Annual Meeting, the Governance Committee will also be composed entirely of independent directors.

     The Governance Committee will make an annual assessment of the Board's overall performance, and report its findings to the full Board. Each Committee of the Board also assesses annually its performance in carrying out its duties.

     Pursuant to the Policies and Procedures, the outside directors, acting as a group, will annually evaluate the performance of the Chief Executive Officer based on objective criteria such as the overall performance of the Corporation, the accomplishment of long-term strategic objectives, the development of management and performance against specific targets. The Chief Executive Officer reports regularly to the Board on the overall process of management development and succession planning for the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors currently appoints an Audit Committee, Compensation Committee, Executive Committee, Finance Committee and Governance Committee (formerly the Nominating Committee).

     Audit Committee. Dr. Jewel Plummer Cobb, Dr. Louis W. Sullivan, Mr. Robert Carswell, Mr. Francis Jungers and Mr. Robert E. McNair, none of whom is an employee of the Corporation, are members of the Audit Committee, and Mr. Jungers is Chairman of the Committee. The primary responsibilities of the Audit Committee are to provide assurance to the Board of Directors that the Corporation's financial reports fairly present its financial condition, cash flows and results of operations, that the Corporation is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically and is maintaining effective controls to prevent and detect employee conflicts of interest, misconduct and fraud; to review the planning and results of the audit of the Corporation's financial statements with the Corporation's independent public accountants; to review the adequacy of the system of internal controls; and to review the planned scope of and fees charged by the independent public accountants for examinations of the Corporation's financial statements. In addition, the Audit Committee reviews the results of certain examinations performed by the Internal Audit Department of the Corporation. This Committee held four meetings in 1995.

     Compensation Committee. Mr. Donald V. Fites, Mr. Richard V. Giordano, Mr. David R. Goode, Mr. M. Douglas Ivester and Mr. James B. Williams, none of whom is an employee of the Corporation, are members of the Compensation Committee, and Mr. Giordano is Chairman of the Committee. This Committee is responsible for administering the compensation program of the Corporation. The Committee approves the design of, is Administrator of, and makes grants and awards and sets performance targets under the compensation plans of the Corporation in which officers are eligible to participate, and certain other plans. The members of the Committee are not eligible to participate in any of these plans. The Committee evaluates the performance of the Chairman and Chief Executive Officer and reviews all aspects of his compensation, and determines and makes recommendations to the Board regarding all officers' salaries. The Committee also studies and makes determinations regarding other forms of compensation for officers and employees of the Corporation, including incentive compensation, retirement plans and other similar plans. From time to time the Committee meets privately with a compensation consultant employed by management of the Corporation to discuss executive compensation matters. This Committee held three meetings in 1995.

     Executive Committee. Mr. Alston D. Correll, Mr. Harvey C. Fruehauf, Jr., Mr. T. Marshall Hahn, Jr., and Messrs. Fites, Giordano and Jungers are members of the Executive Committee, and Mr. Correll is Chairman of the Committee. The Executive Committee is authorized to exercise the powers of the full Board between meetings, except that its authority does not extend to certain fundamental matters of corporate governance or to certain fundamental corporate transactions. The Committee does not hold regularly scheduled meetings but meets when necessary. This Committee did not meet in 1995.

     Finance Committee. Ms. Jane Evans and Messrs. Carswell, Goode, Ivester and Williams, none of whom is an employee of the Corporation, are members of the Finance Committee, and Mr. Williams is Chairman of the Committee. This Committee is primarily responsible for reviewing and recommending all forms of major financing, including the issuance of securities, all financial planning for the Corporation, including payment of dividends, and all policies to be implemented by management in the areas of corporate borrowing, major real property and equipment leases, acquisitions and dispositions of business operations and capital assets. This Committee held four meetings in 1995.

     Governance Committee. Drs. Cobb and Sullivan, Ms. Evans and Messrs. Fruehauf and McNair, none of whom is an employee of the Corporation, are members of the Governance Committee, and Mr. McNair is Chairman of the Committee. This Committee reviews and makes recommendations to the Board of Directors as to the composition, organization, work and compensation of the Board and its committees. Beginning in 1996 it will conduct an annual evaluation of the Board as a whole. It reviews all persons recommended to serve on the Board of Directors and makes recommendations to the Board of Directors regarding persons to be proposed by the Board as nominees for election as directors. The Committee will consider persons recommended for membership on the Board when suggested in good faith by a shareholder (with the consent of the nominee). The procedure shareholders must follow in order to nominate an individual for election to the Board of Directors is set forth under "Shareholder Nominations for Election of Directors" on page 10. This Committee held three meetings in 1995.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors is scheduled to hold six regular meetings in 1996 and will hold special meetings when the business of the Corporation requires. During 1995 the Board held six regular meetings, and members of the Board attended, on average, 90% of all Board meetings and meetings of Committees of which they were members.

DIRECTORS AND NOMINEES

     The Bylaws of the Corporation provide for the division of the Board into three classes with the directors in each class serving for a term of three years. At the Annual Meeting of Shareholders on May 7, 1996, four nominees for director in Class III are to be elected to serve until the Annual Meeting of Shareholders in 1999, or until their successors are elected and qualified. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present, in person or by proxy. All current directors serve on the Board pursuant to shareholder election.

     Dr. Cobb and Mr. McNair will be retiring from the Board, in accordance with the Board's current retirement policy, effective at the May 7, 1996 Annual Meeting. The Bylaws of the Corporation require that each class of the Board be composed, as nearly as possible, of one-third the total number of directors. In order to correct the imbalance among the classes created by Dr. Cobb's and Mr. McNair's upcoming retirement, Mr. Correll has been nominated for re-election in Class III.

--------------------------------------------------------------------------------

               Nominees for Election in Class III on May 7, 1996
--------------------------------------------------------------------------------

----------------     ROBERT CARSWELL, 67, Of Counsel to the law firm of Shearman & Sterling, New
----------------   York, New York since January 1994, has been a director of Georgia-Pacific
----------------   since 1987. Mr. Carswell was a partner of Shearman & Sterling from 1981
----[PHOTO]-----   through 1993. He also has served as Chairman of the Private Export Funding
----------------   Corporation, New York, New York (finance company affiliated with the
----------------   Export-Import Bank of the United States) since 1993.
----------------
----------------
----------------
----------------------------------------------------------------------------------------------
----------------     ALSTON D. CORRELL, 54, Chief Executive Officer of Georgia-Pacific since May
----------------   4, 1993, and Chairman of the Corporation since December 2, 1993, has been a
----------------   director of the Corporation since 1992. Mr. Correll served as President and
----[PHOTO]-----   Chief Operating Officer of the Corporation from August 1991 until May 1993,
----------------   and as President and Chief Executive Officer from May 1993 until December
----------------   1993. Mr. Correll became an officer of the Corporation in 1988, and served
----------------   as Senior Vice President -- Pulp and Printing Paper from February 1988
----------------   through March 1989, and Executive Vice President -- Pulp and Paper from
----------------   April 1989 through July 1991.

                     Mr. Correll is also a director of The Southern Company, SunTrust Bank,
                   Atlanta, and SunTrust Banks of Georgia, Inc.
----------------------------------------------------------------------------------------------
----------------     T. MARSHALL HAHN, JR., 69, Honorary Chairman of the Board of Georgia-
----------------   Pacific since December 2, 1993, has been a director of the Corporation
----------------   since 1973. Mr. Hahn served as Chief Executive Officer of the Corporation
----[PHOTO]-----   from 1983 until May 4, 1993, and as Chairman from 1984 until December 2,
----------------   1993.
----------------
                     Mr. Hahn is also a director of Coca-Cola Enterprises Inc., Norfolk Southern
----------------   Corporation, SunTrust Banks of Georgia, Inc. and SunTrust Banks, Inc.
----------------
----------------
----------------------------------------------------------------------------------------------
----------------     FRANCIS JUNGERS, 69, a private investor and business consultant in
----------------   Portland, Oregon, has been a director of Georgia-Pacific since 1978. Mr.
----[PHOTO]-----   Jungers has been a consultant since January 1, 1978, when he retired as
----------------   Chairman and Chief Executive Officer of Arabian American Oil Company (an
----------------   oil and gas producer), a position he had held since 1973.

----------------     Mr. Jungers is also a director of Dual Drilling Company, Star Technologies,
----------------   Inc., Thermo Ecotek Corporation, Thermo Electron Corporation, Thermo
----------------   Instrument Systems, Inc., Pacific Rehabilitation & Sports Medicine, Inc.,
----------------   Donaldson, Lufkin & Jenrette, Inc. and The AES Corporation.

----------------------------------------------------------------------------------------------
  Continuing Directors
----------------------------------------------------------------------------------------------
----------------   JANE EVANS, 51, President and Chief Operating Officer of SmartTV (inter-
----------------   active television/smart cards), Burbank, California since August 1995, has
----[PHOTO]-----   been a director of Georgia-Pacific since 1994, and her current term as
----------------   director will expire in 1997. From April 1, 1991 until March 1, 1995, she
----------------   was Vice President and General Manager of the Home and Personal Services
----------------   Market Unit of US West Communications, Inc. (telecommunications company),
----------------   Denver, Colorado. From 1989 through March 1991, Ms. Evans was President and
----------------   Chief Executive Officer of InterPacific Retail Group (apparel specialty
----------------   store retailer).
                   Ms. Evans is also a director of Philip Morris Companies, Inc., Edison
                   Brothers Stores, Inc., Kaufman & Broad Home Corp. and Banc One -- Arizona.
----------------------------------------------------------------------------------------------
----------------   DONALD V. FITES, 62, Chairman of the Board and Chief Executive Officer of
----------------   Caterpillar Inc. (manufacture of earthmoving, construction and other
----[PHOTO]-----   equipment and engines), Peoria, Illinois since July 1, 1990, has been a
----------------   director of the Corporation since 1992, and his current term as director
----------------   will expire in 1998. Mr. Fites previously served as President and Chief
----------------   Operating Officer of Caterpillar, Inc. from June 1989 through June 1990 and
----------------   as Executive Vice President from 1985 through June 1989. Prior to that
----------------   time, he held various positions with Caterpillar Inc. since 1956.
----------------   Mr. Fites is also a director of Caterpillar Inc., First Chicago NBD
                   Corporation and Mobil Corporation.
----------------------------------------------------------------------------------------------
----------------   HARVEY C. FRUEHAUF, JR., 66, President of HCF Enterprises, Inc. (private
----------------   investment management company), St. Clair Shores, Michigan since 1969, has
----[PHOTO]-----   been a director of Georgia-Pacific since 1968, and his current term as
----------------   director will expire in 1998.
----------------
----------------
----------------
----------------
----------------
----------------------------------------------------------------------------------------------
----------------   RICHARD V. GIORDANO, 62, Chairman of British Gas plc (purchase, distri-
----------------   bution and sale of gas and gas supported services), London, England since
----[PHOTO]-----   January 1, 1994, has been a director of Georgia-Pacific since 1984, and his
----------------   current term as director will expire in 1997. Mr. Giordano served as Chief
----------------   Executive of The BOC Group plc (manufacture of industrial gases and other
----------------   products) from 1979 until January 1991 and as Chairman of that company from
----------------   1985 until January 1992.
----------------   Mr. Giordano also serves as Deputy Chairman of Grand Metropolitan plc and
----------------   is a member of the Board of Directors of RTZ Corporation plc.

----------------------------------------------------------------------------------------------
----------------   DAVID R. GOODE, 55, Chairman, President and Chief Executive Officer of
----------------   Norfolk Southern Corporation (transportation holding company), Norfolk,
----------------   Virginia since September 1, 1992, has been a director of Georgia-Pacific
----------------   since 1992, and his current term as director will expire in 1998. Mr. Goode
----[PHOTO]-----   served as Vice President -- Taxation of Norfolk Southern Corporation from
----------------   July 1, 1985, until January 1, 1991, as Executive Vice
----------------   President -- Administration from January 1, 1991, until October 1, 1991,
----------------   and as President from October 1, 1991, until assuming his present duties.
----------------   Mr. Goode is also a director of Norfolk Southern Corporation, Caterpillar
                   Inc., TRINOVA Corporation and Texas Instruments Incorporated.
----------------------------------------------------------------------------------------------
----------------   M. DOUGLAS IVESTER, 49, President and Chief Operating Officer of The
----------------   Coca-Cola Company (manufacture, marketing and distribution of soft drink
----------------   syrups, concentrates and soft drink products, and juice and juice
----[PHOTO]-----   products), Atlanta, Georgia since July 1994, has been a director of
----------------   Georgia-Pacific since 1993, and his current term as director will expire in
----------------   1997. Mr. Ivester served as President, European Community Group of the
----------------   International Soft Drink Business Sector of The Coca-Cola Company from June
----------------   1989 until August 1990. He was named President of Coca-Cola USA in August
----------------   1990, President of The Coca-Cola Company's North America Business Sector in
                   September 1991, and Executive Vice President and Principal Operating
                   Officer/North America of The Coca-Cola Company in April 1993.
                   Mr. Ivester is also a director of The Coca-Cola Company and is Chairman of the Board of Coca-Cola Enterprises Inc.
----------------------------------------------------------------------------------------------
----------------   LOUIS W. SULLIVAN, M.D., 62, President of Morehouse School of Medicine,
----------------   Atlanta, Georgia since January 1993, has been a director of Georgia-Pacific
----------------   since 1993, and his current term as director will expire in 1997. Dr.
----[PHOTO]-----   Sullivan served as Secretary of the United States Department of Health and
----------------   Human Services from March 1989 until January 1993.
----------------   Dr. Sullivan is also a director of General Motors Corporation, CIGNA Corpo-
----------------   ration, Bristol-Myers Squibb Company, Household International, Inc.,
----------------   Equifax Inc. and Minnesota Mining & Manufacturing Company.
----------------
----------------------------------------------------------------------------------------------
----------------   JAMES B. WILLIAMS, 63, Chairman and Chief Executive Officer of SunTrust
----------------   Banks, Inc. (bank holding company), Atlanta, Georgia since April 1991 and
----------------   April 1990, respectively, has been a director of Georgia-Pacific since
----------------   1989, and his current term as director will expire in 1998. Mr. Williams
----------------   was President of SunTrust Banks, Inc. from April 1990 until April 1991 and
---(New Photo---      Vice Chairman from July 1984 through April 1990.
----to Come)----   Mr. Williams is also a director of The Coca-Cola Company, Genuine Parts
----------------   Company, Rollins, Inc., RPC, Inc., Sonat Inc. and SunTrust Banks, Inc.
----------------
----------------
----------------
----------------
----------------

OWNERSHIP OF COMMON STOCK OF THE CORPORATION

     Set forth below is the number of shares of Common Stock beneficially owned on March 1, 1996 by all directors and nominees for director, by each of the executive officers named in the Summary Compensation Table on page 16, and by all directors and executive officers as a group, based on data furnished by such directors, nominees and executive officers. Also set forth below is the number of shares of Common Stock beneficially owned, as of December 31, 1995, by persons known to the Corporation to be beneficial owners of more than five percent of the outstanding Common Stock. Unless otherwise specifically stated, all such persons have sole voting and investment power with respect to shares listed.

                                                           NUMBER OF
                                                          SHARES OWNED
                                                         AND NATURE OF            PERCENT OF
                          NAME                        BENEFICIAL OWNERSHIP       COMMON STOCK
    ------------------------------------------------  --------------------       ------------
    Robert Carswell.................................            1,200(1)(2)          *     %
    Jewel Plummer Cobb..............................              705(1)(2)          *
    Alston D. Correll...............................           96,000(3)             *
    Jane Evans......................................              200(2)             *
    Donald V. Fites.................................            1,910(2)             *
    Harvey C. Fruehauf, Jr. ........................          850,110(2)(4)          *
    Richard V. Giordano.............................            1,200(2)             *
    David R. Goode..................................              700(1)(2)          *
    T. Marshall Hahn, Jr. ..........................           55,116(2)(5)          *
    M. Douglas Ivester..............................            1,200(1)(2)          *
    Francis Jungers.................................            4,200(2)             *
    Robert E. McNair................................              517(1)(2)(6)       *
    Louis W. Sullivan...............................              300(2)             *
    James B. Williams...............................           10,200(1)(2)          *
    W. E. Babin.....................................           10,000(3)             *
    John F. McGovern................................           28,701(3)             *
    Davis K. Mortensen..............................           62,111(3)             *
    James F. Kelley.................................              200                *
    All Directors and Executive Officers as a
      Group.........................................        1,297,248(7)               1.42%(7)
    5% BENEFICIAL OWNERS:
      Wellington Management Company.................       11,184,565(8)              12.29%
      75 State Street, Boston MA 02109
      Vanguard/Windsor Fund, Inc....................        9,009,500(9)               9.90%
      100 Vanguard Boulevard
      Malvern, PA 19355

---------------

  * Less than 1 percent.

(1) In addition to the shares beneficially owned by such person, this director has elected to defer payment of a portion of the directors' fees paid or payable to him or her, with such amounts to earn a return to be determined as if they had been invested in Common Stock of the Corporation. As of March 1, 1996, the deferred compensation account of the directors listed below included amounts equivalent to the number of shares of Common Stock listed opposite their names:

    Mr. Carswell       8,510
    Dr. Cobb             408
    Mr. Goode          2,375
    Mr. Ivester        1,752
    Mr. McNair         9,679
    Mr. Williams       3,426

(2) Includes 200 restricted shares of Common Stock received under the Outside Directors Stock Plan, which is further described on page 10 under "Compensation of Directors."

(3) Includes the following numbers of restricted shares of the Corporation's Common Stock awarded under the 1990 Long-Term Incentive Plan to the following persons in their capacity as executive officers of the
     Corporation:

    Mr. Correll      42,000            Mr. Babin        10,000
    Mr. Mortensen    20,000            Mr. McGovern      8,000

(4) With respect to these shares, Mr. Fruehauf has: (i) sole voting and investment power as to 298,079 shares; (ii) sole voting power and shared investment power as to 311,649 shares; (iii) shared voting and investment power as to 204,159 shares; and (iv) shared investment power but no voting power as to 36,223 shares.

(5) Includes 4,600 shares held by Emory University, of which Mr. Hahn is a trustee and Chairman of the Investment Committee. Mr. Hahn shares voting and dispositive power with respect to these shares, but disclaims beneficial ownership of such shares.

(6) Includes 317 shares held by Mr. McNair's spouse. Mr. McNair disclaims beneficial ownership of such shares.

(7) Includes an aggregate of 161,400 shares of restricted Common Stock awarded to executive officers under the 1990 Long-Term Incentive Plan. As of March 1, 1996, no director or executive officer beneficially owned in excess of 1% of the outstanding Common Stock.

(8) Information regarding the ownership of Common Stock by Wellington Management Company ("WMC") was obtained from a Schedule 13G, dated January 30, 1996, filed by WMC with the Securities and Exchange Commission. The Schedule indicates that as of December 31, 1995, WMC was the beneficial owner of 11,184,565 shares of Common Stock, representing approximately 12.29% of the Common Stock then outstanding. The shares were acquired by Wellington Trust Company, N.A., a wholly-owned subsidiary of WMC, and are owned by various investment advisory clients of WMC or Wellington Trust Company, N.A., including Vanguard/ Windsor Fund, Inc. (see Footnote 9 below). WMC is deemed the beneficial owner of the shares by virtue of the direct or indirect investment and/or voting discretion it possesses pursuant to the provisions of investment advisory agreements with its clients. With the exception of Vanguard/Windsor Fund, Inc., no such client is known to have an interest with respect to more than 5% of the outstanding Common Stock. WMC shares dispositive power as to all 11,184,565 shares, and shares voting power as to 720,860 of such shares.

(9) Information regarding the ownership of Common Stock by Vanguard/Windsor Fund, Inc. ("Vanguard/Windsor") was obtained from a Schedule 13G, dated February 2, 1996, filed by Vanguard/Windsor with the Securities and Exchange Commission. The Schedule indicates that as of December 31, 1995, Vanguard/Windsor was the beneficial owner of 9,009,500 shares of Common Stock, representing approximately 9.90% of the Common Stock then outstanding. Vanguard/Windsor shares dispositive power as to all 9,009,500 shares, and has sole voting power as to all 9,009,500 shares.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Corporation receive an annual retainer fee of $32,500 per year (plus an additional $5,000 per year to each non-officer director serving as chairman of one or more committees of the Board of Directors) and an attendance fee of $1,500 for each Board and committee meeting and expenses incurred in attending all such meetings. Directors may defer all or a part of the fees payable to them provided at least $10,000 is deferred in each calendar year. Directors may make elections under this plan to have (a) the return on such deferred fees determined as if such funds had been invested (i) in Common Stock of the Corporation or (ii) at a floating interest rate equal to 3/4% over the six-month Treasury Bill rate, and (b) the deferred fees (adjusted for investment gains or losses) paid upon retirement in a single payment or in annual cash payments.

     In addition, any director who has never been an officer of the Corporation and has served as a director of the Corporation for at least two years will be entitled to certain benefits upon retirement. The annual retirement benefit will equal 100% of the annual retainer for active directors in effect at the date of retirement (giving effect, as applicable and under certain conditions, to the additional retainer for committee chairmen), less 10% for each year less than ten years' total service as a director. The Corporation also provides $50,000 of group term life insurance for each director who is not an officer of the Corporation.

     In 1995, the shareholders of the Corporation adopted the Outside Directors Stock Plan, which is designed to more closely align the interests of non-employee directors with those of other shareholders. Under this plan, each outside director received 200 restricted shares of Common Stock in 1995, and in subsequent years each outside director in office on May 15 will be issued a number of restricted shares of Common Stock equal to $15,000 divided by the mean between the high and low sales price of the Common Stock on such day. Such shares become "unrestricted" and may be sold or otherwise transferred only upon the director's death, six months after the director retires pursuant to the Board's retirement policy, or in the event continued service is prohibited by law or by the policies of a governmental, charitable or educational institution with which the director accepts a position. If the director's service on the Board terminates for any other reason, all shares issued to him or her under the Plan will be forfeited.

TRANSACTIONS WITH DIRECTORS AND FIVE PERCENT SECURITY HOLDERS

     Mr. Carswell is Of Counsel to and was a partner in the law firm of Shearman & Sterling, New York, New York. Shearman & Sterling performed legal services for the Corporation in 1995, and it is anticipated that such firm will perform legal services for the Corporation in 1996.

     Mr. McNair is Chairman of McNair Law Firm, P.A., Columbia, South Carolina. McNair Law Firm, P.A. performed legal services for the Corporation in 1995, and it is anticipated that such firm will perform legal services for the Corporation in 1996.

     See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" on page 14 for additional information regarding Messrs. Fites, Goode, Ivester and Williams.

     Vanguard/Windsor Fund, Inc., beneficial owner of approximately 9.90% of the Common Stock at December 31, 1995, maintains approximately an 8% ownership interest in Vanguard Group, Inc., of which Vanguard Trust Company is a wholly-owned subsidiary. Vanguard Group, Inc. and Vanguard Fiduciary Trust Company (collectively, the "Vanguard Group") provide administrative, recordkeeping and trustee services to the Corporation in connection with certain of the Corporation's employee benefit plans. The Vanguard Group's fees for such services performed during 1995 totalled $381,486, and it is anticipated that the Vanguard Group will continue to perform such services for the Corporation in 1996. All transactions between the Corporation and the Vanguard Group have been at arms' length and on normal business terms.

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     The Bylaws of the Corporation provide that any shareholder of record entitled to vote generally in the election of directors may nominate persons for election as directors at a meeting if written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days nor more than 75 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder of his or her intent to nominate must be so received by the Secretary of the Corporation by the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs.

     Each such shareholder notice to the Secretary of his or her intent to nominate must set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (iii) the number of shares of Common Stock held of record, owned beneficially, and represented by proxy, by the shareholder, and each proposed nominee, as of the date of the notice; (iv) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (v) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vi) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vii) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                     II. COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for administering executive compensation. The duties of this Committee are set forth on page 3 under the heading "Compensation Committee".

     The Corporation's executive compensation program consists of three elements: base salaries, annual cash incentive compensation opportunities, and long-term equity incentive compensation opportunities. Upon the recommendation of the Board of Directors, in 1995 the Corporation's shareholders approved new annual and long-term incentive plans. These plans have been designed to tie compensation to enhancement of shareholder returns and achievement of the Corporation's business objectives.

     Targeted levels of each component of executives' compensation are set at levels that the Committee believes, based on a regular review of survey data provided by two nationally recognized compensation consulting firms, approximate the 50th percentile of prevailing practice. Because the Committee believes that the competitive environment for qualified executives extends beyond the paper and forest products industry, this survey data covers a cross-section of U.S. industrial companies, representing a range of industries, which are similar to the Corporation in terms of size and complexity of operations (the "Comparison Group"). The overall Comparison Group includes 9 of the 12 companies in the Standard & Poor's Paper and Forest Products Index (the "S&P Peer Group") included in the Comparison of Cumulative Five-Year Shareholder Return (the "Performance Graph") on page 15.

     The Internal Revenue Code generally provides that corporate deductions will be disallowed for annual compensation in excess of $1,000,000 paid to certain executive officers. "Performance-based compensation" is not subject to the $1,000,000 cap on deductibility. The Compensation Committee's policy is to design and administer the Corporation's executive compensation program to minimize any loss of tax deductibility, while at the same time ensuring that the Corporation's compensation program remains competitive. The Corporation's annual and long-term incentive plans are intended to qualify payments under those plans as performance-based compensation.

     Base Salary. Executive officers' base salaries are reviewed annually, and are approved by the Compensation Committee and the Board of Directors. Initial salaries and subsequent increases in such salaries are based on individual qualifications, experience and performance, the nature of job responsibilities and competitive marketplace data. Salaries of executive officers are established by reference to the median base salary of their counterparts in the Comparison Group. In determining 1995 base salaries, the Compensation Committee focused on base salaries paid to bonus-eligible executives in the Comparison Group. For 1995, executive officer salaries, including those of the officers included in the Summary Compensation Table on page 16, on average approximated the median (50th) percentile of prevailing comparative salary practices among the Comparison Group, based on surveys available as of the beginning of 1995.

     Mr. Correll's annual base salary rate was increased from $925,000 to $962,000 effective January 1995. The Compensation Committee based this increase on its and the Board of Directors' assessment of his contributions to the Corporation, his experience and qualifications, and competitive base salary levels for comparable positions in the Comparison Group. Mr. Correll's 1995 base salary was approximately 95% of the median of salaries paid by the Comparison Group.

     Economic Value Incentive Plan ("EVIP"). The EVIP is designed to align annual cash incentive compensation opportunities with the Corporation's financial strategy. As further described in its 1995 Annual Report to Shareholders, Georgia-Pacific has established Economic Value Added ("EVA(R)") as its principal financial metric to evaluate its progress. EVA, which measures the Corporation's ability to generate net after-tax operating profits in excess of its cost of capital (both equity and debt), drives the "annual" portion of the cash bonus incentives under the EVIP. The remainder of participants' bonuses under the EVIP (the "long-term" portion) is based on assessments of each business unit's efforts during a given year to increase the EVA of the Corporation in succeeding years.

     Bonuses could be earned for 1995 under the annual portion of the EVIP at three different levels. Before any amount could be earned, a threshold EVA level had to be achieved, and intermediate and maximum EVA levels also were established. The Committee set EVA targets for the Corporation as a whole, and Mr. Correll, as CEO, established EVA goals for each business segment and division consistent with these corporate goals. Participants could earn a predetermined percentage of their base salary grade midpoint upon achievement of corporate, segment and/or division EVA targets applicable to them, with higher bonus percentages being assigned to participants in positions of greater responsibility within the Corporation.

     The Committee set the corporate intermediate EVA target and the corresponding bonus percentages such that the total bonus opportunity under the EVIP would lie at the median (50th percentile) of competitive practice if this intermediate EVA goal were achieved, and threshold and maximum EVA (and the corresponding bonus percentages) were set at levels designed to afford participants below- and above-average bonus opportunities, respectively. The Corporation, with Compensation Committee oversight, structured the EVIP based on the median practices of Comparison Group companies included in one of the two surveys used in the determination of base salaries.

     The Corporation as a whole achieved all-time record earnings and exceeded its maximum EVA goal in 1995. Accordingly, bonuses were paid to the Corporation's executive officers and other EVIP participants under the annual portion of the EVIP. The precise amount paid to each participant was based on the percentages set by the Committee of the salary grade midpoint of each participant and the degree to which each business segment or division to which the participant was assigned achieved the EVA goals set for it.

     Bonuses were awarded by Mr. Correll (to other participants) under the long-term half of the EVIP based on his assessment of actions taken during 1995 by each operating division and corporate staff department to increase EVA in future years. Notwithstanding the results of this process and the bonus percentages set under the annual portion of the EVIP, for participants other than the CEO the total (annual and long-term) bonus payable to each such participant was limited to 100% of his base salary. Based on competitive data used by the Corporation in developing annual cash incentive compensation opportunities under the EVIP, total bonuses paid to the executive officers (other than the CEO) included in the Summary Compensation Table on page 16 ranged between 104% and 173% of the median bonuses paid to comparable executives by Comparison Group companies. On average they were approximately 44% greater than such median bonuses.

     Because the Corporation achieved maximum EVA in 1995, Mr. Correll was entitled to a maximum bonus of $1,346,000 under the terms of the EVIP. Based on Mr. Correll's leadership of the Corporation during a year in which it achieved all-time record earnings in excess of $1 billion, the Committee awarded Mr. Correll a total bonus of $1,300,000. Due to the Corporation's strong performance, the Committee determined this bonus to be appropriate even though it was well above the 75th percentile of bonuses paid to CEOs in the Comparison Group companies.

     Shareholder Value Incentive Plan ("SVIP"). The SVIP is a performance option plan designed to provide an incentive to participants to maximize total shareholder return. Under the SVIP, both grant levels and the vesting schedule are driven by Georgia-Pacific's total shareholder return performance relative to the S&P Peer Group.

     All executive officers and other key employees designated by the Compensation Committee as participants were granted options effective April 1, 1995. As disclosed to the Corporation's shareholders in its 1995 Proxy Statement, Mr. Correll was awarded options to purchase 83,000 shares of Common Stock. As required by the SVIP, the exercise price of the options granted in 1995 was $80.50, the fair market value of Georgia-Pacific Common Stock on the date of grant. The number of options granted to each participant in 1995 was that number of options (a "Normal Grant"), based on his or her base salary grade, which provided such participant with an expected long-term compensation opportunity equivalent to the median (50th percentile) amount of long-term incentive awards provided by the same Comparison Group companies used in determining annual cash incentive compensation opportunities under the EVIP.

     Because of the SVIP's performance-based vesting feature, the ultimate value of options to participants is subject to significant risk. Except in limited situations involving an optionee's retirement or a change in control of the Corporation, unless specified performance targets are met vesting of options will not occur until nine and one-half years from their grant date, and such options will then remain exercisable for only six months prior to their expiration. Performance vesting may occur at the end of three, four or five years from the grant date only if, at any such date, the Corporation's "Total Shareholder Return" over the immediately preceding three, four or five full fiscal years, as the case may be, exceeds the weighted average Total Shareholder Return of the companies included in the S&P Peer Group for the same period.

     "Total Shareholder Return" for the Corporation and each S&P Peer Group company will be determined in the same manner as such return is determined for purposes of the Performance Graph, and is defined in the SVIP as (i) the sum of
(A) the aggregate value, based on the issuer's share price at the end of the measurement period and assuming reinvestment of all dividends, of an investment in such issuer's stock assumed to have been made at the beginning of the measurement period at the then-current share price, less (B) the value of such investment at the beginning of the measurement period, divided by (ii) the value of the investment at the beginning of the measurement period.

                                          Donald V. Fites
                                          Richard V. Giordano, Chairman
                                          David R. Goode
                                          M. Douglas Ivester
                                          James B. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Messrs. Fites, Giordano, Goode, Ivester and Williams, current directors of the Corporation, served on the Compensation Committee of the Board of Directors during 1995.

     Caterpillar Inc., of which Mr. Fites is Chairman of the Board and Chief Executive Officer, has been, and continues to be, engaged in a number of commercial transactions with the Corporation, all of which have been, and are expected to be, in the ordinary course of business. During 1995, sales of machines and parts by Caterpillar Inc. dealers to the Corporation totalled approximately $11.5 million, and sales of the Corporation's products to Caterpillar Inc. totalled approximately $2.7 million. All such transactions were at arms' length and on normal business terms.

     Mr. Goode is Chairman, President and Chief Executive Officer of Norfolk Southern Corporation. In 1995, the Corporation purchased common carrier and contract rail services from Norfolk Southern Corporation and/or its subsidiaries in the aggregate amount of approximately $62 million, representing less than one and two percent, respectively, of 1995 revenues of the Corporation and Norfolk Southern. The Corporation also purchased transportation services from North American Van Lines, Inc., a wholly-owned subsidiary of Norfolk Southern Corporation, in an amount totalling approximately $213,000. All such transactions were at arms' length and on normal business terms.

     The Corporation and The Coca-Cola Company, of which Mr. Ivester is President, Chief Operating Officer and a Director, were parties to a contract for the sale by the Corporation of corrugated packaging. The term of this contract expired December 31, 1995. During 1995, The Coca-Cola Company paid the Corporation approximately $10.4 million pursuant to this contract.

     Mr. Williams is Chairman and Chief Executive Officer of SunTrust Banks, Inc. The Corporation has ordinary borrowing and banking relationships with one or more subsidiaries of SunTrust Banks, Inc. All such transactions are at arms' length and on normal business terms.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     As required by the rules of the Securities and Exchange Commission, below is a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis for the Corporation, the S&P 500 Stock Index and the Standard & Poor's Paper and Forest Products Index.

             COMPARISON OF CUMULATIVE FIVE-YEAR SHAREHOLDER RETURN*

                                      GRAPH

                                1990    1991    1992    1993    1994    1995
                                ----    ----    ----    ----    ----    ----
Georgia-Pacific Corporation     $100    $149    $177    $200    $214    $211
S&P 500** Stock Index           $100    $130    $140    $155    $157    $215
S&P P&FP** Stock Index          $100    $127    $145    $160    $167    $183



---------------

 * Assumes that the value of the investment in Georgia-Pacific Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.
** Provided by Standard & Poor's Compustat, a division of The McGraw-Hill
   Companies.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the compensation of the Corporation's Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation at the end of the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                        ---------------------------
                                                                           AWARDS
                                         ANNUAL COMPENSATION            ------------
                                -------------------------------------    SECURITIES      PAYOUTS          ALL
                                                         OTHER ANNUAL    UNDERLYING    ------------      OTHER
       NAME AND                               BONUS      COMPENSATION   OPTIONS/SARS   LTIP PAYOUTS   COMPENSATION
  PRINCIPAL POSITION     YEAR   SALARY($)     ($)(1)        ($)(2)         (#)(3)          ($)           ($)(4)
-----------------------  ----   ---------   ----------   ------------   ------------   ------------   ------------
Alston D. Correll......  1995   $962,000    $1,300,000    $  205,120       83,000       $      -0-      $  6,000
  Chairman and Chief     1994    925,000       600,000     2,161,232          -0-          465,750         6,000
  Executive Officer      1993    816,667       550,000       661,061          -0-        1,368,625         6,000
Davis K. Mortensen.....  1995    580,000       361,500        69,964       25,000              -0-        11,625
  Executive Vice         1994    555,000       194,250     2,376,223          -0-              -0-        11,625
  President-Building     1993    515,000       195,134       848,083          -0-          718,750        12,266
  Products
W. E. Babin............  1995    490,000       490,000        56,126       25,000              -0-        11,625
  Executive Vice         1994    460,000       161,000        47,320          -0-              -0-        11,400
  President-Pulp and     1993    440,000       157,274        38,544          -0-          359,375        11,966
  Paper
John F. McGovern.......  1995    350,370       348,000        36,709       13,600              -0-        10,650
  Executive Vice         1994    306,667       101,638       748,788          -0-              -0-        10,275
  President-Finance and  1993    250,000        89,360       269,312          -0-          360,125        10,753
  Chief Financial
  Officer
James F. Kelley........  1995    365,000       263,300       162,402       12,000              -0-        11,625
  Senior Vice            1994    350,000       116,000       155,750          -0-              -0-         3,000
  President-Law(5)       1993     26,923           -0-         1,516          -0-              -0-           -0-

---------------

(1) Reflects bonus paid under the EVIP and under the 1994 and 1993 Management Incentive Plans.

(2) Other Annual Compensation is composed of annual compensation not properly categorized as salary or bonus. It includes dividends paid during the years reported with respect to shares of restricted Common Stock which were previously awarded under the 1988 and 1990 Long-Term Incentive Plans (the "LTIPs") when the Corporation achieved specified stock price appreciation performance goals. The dividends paid in 1995 on such shares of restricted Common Stock were as follows: Mr. Correll, $79,800; Mr. Mortensen, $38,000; Mr. Babin, $19,000; Mr. McGovern, $15,200; and Mr. Kelley, $0.

     Other Annual Compensation also includes the following amounts which exceed 25% of the total personal benefits provided to the following executive officers in 1995: for Mr. Correll, personal accounting fees of $22,500 and personal use of aircraft of $50,406; for Mr. Babin, a personal automobile allowance of $12,516; for Mr. Mortensen, a personal automobile allowance of $12,516; for Mr. McGovern, a personal automobile allowance of $10,644; and for Mr. Kelley, reimbursement of relocation expenses of $73,625 and reimbursement for taxes on imputed income related to such reimbursement of expenses in the amount of $61,712.

(3) Granted pursuant to the SVIP, the terms of which are further described on page 13 under "Report of Compensation Committee on Executive Compensation".

(4) Includes contributions by the Corporation to the Georgia-Pacific Corporation Savings and Capital Growth Plan on behalf of the named individuals in the following amounts for 1995: Mr. Correll, $3,000; Mr. Mortensen, $8,625; Mr. Babin, $8,625; Mr. McGovern, $8,625; and Mr. Kelley, $8,625. Also includes premiums for life insurance for the benefit of the named individuals paid by the Corporation in the following amounts for 1995: Mr. Correll, $3,000; Mr. Mortensen, $3,000; Mr. Babin, $3,000; Mr. McGovern $2,025; and Mr. Kelley, $3,000.

(5) Mr. Kelley joined the Corporation as an executive officer during 1993.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                   NUMBER OF     PERCENT OF TOTAL
                                   SECURITIES      OPTIONS/SARS                                   GRANT
                                   UNDERLYING       GRANTED TO      EXERCISE OR                   DATE
                                  OPTIONS/SARS      EMPLOYEES       BASE PRICE    EXPIRATION     PRESENT
              NAME                GRANTED(#)(2)   IN FISCAL YEAR      ($/SH)         DATE      VALUE($)(3)
--------------------------------  ------------   ----------------   -----------   ----------   -----------
Alston D. Correll...............     83,000            6.79%          $ 80.50        3/31/05   $ 2,576,320
Davis K. Mortensen..............     25,000            2.04             80.50        3/31/05       776,000
W. E. Babin.....................     25,000            2.04             80.50        3/31/05       776,000
John F. McGovern................     13,600            1.11             80.50        3/31/05       422,144
James F. Kelley.................     12,000             .98             80.50        3/31/05       372,480

---------------

(1) There were no SAR grants in 1995.
(2) Options become exercisable six months prior to their expiration, but may become exercisable earlier if certain performance goals based on Total Shareholder Return are achieved. See "Shareholder Value Incentive Plan" on page 13. In addition, if an optionee retires, becomes disabled or dies and performance-based vesting is not achieved, between 50% and 100% of such person's options, determined according to the number of years elapsed in the option term, will become exercisable for no more than six months. In the event of a change in control of the Corporation, options become exercisable for the remainder of their term if the Corporation's Total Shareholder Return over the immediately preceding three, four or five years exceeded the Total Shareholder Return of the Standard & Poor's Paper and Forest Products Index over the same period.
(3) Based on the Black-Scholes option valuation model. The actual value, if any, an executive officer may realize ultimately depends on the market value of the Common Stock at a future date. This valuation is provided pursuant to Securities and Exchange Commission disclosure rules. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used to calculate this value: (i) volatility factor of .238; (ii) risk-free rate of 7.38%; (iii) dividend yield of 2.5%; (iv) exercise on October 1, 2004; and (v) 3% option forfeiture rate.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                        NUMBER OF SECURITIES
                                                                             UNDERLYING
                                                                      UNEXERCISED OPTIONS/SARS
                                                                       AT FISCAL YEAR-END (#)
                                                                   ------------------------------
                              NAME                                 EXERCISABLE     UNEXERCISABLE*
-----------------------------------------------------------------  -----------     --------------
Alston D. Correll................................................      -0-             83,000
Davis K. Mortensen...............................................      -0-             25,000
W. E. Babin......................................................      -0-             25,000
John F. McGovern.................................................      -0-             13,600
James F. Kelley..................................................      -0-             12,000

---------------

* Except in circumstances involving a change in control of the Corporation, options granted under the SVIP will be exercisable no earlier than April 1, 1998. The exercise price for such options of $80.50 exceeded the closing price of the Common Stock at fiscal year-end.

     Officers Retirement Plan ("Retirement Plan"). The Retirement Plan is represented by separate but substantially similar agreements with each officer. Subject to certain offsets, the Retirement Plan provides that Georgia-Pacific will make post-retirement monthly payments to each officer for life, based on an aggregate annual amount equal to 50% of the officer's average annual compensation (including bonuses under management incentive plans) during the officer's last four years of employment and, at the officer's death, will continue to pay to the officer's surviving spouse, for the remainder of such spouse's life, 50% of the amount that had been payable to the officer. Full benefits are payable upon retirement after attaining age 55 with 15 years of service (commencing at age 62) or age 65. Benefits generally are available to an officer who terminates employment with the Corporation before age 65 with at least three years of service but are not payable until age 62. Such termination benefits are reduced proportionately if total service at termination of employment is less than 15 years. Disability and death benefits are also provided.

     Retirement Plan benefits are subject to offset. Such offsets include the amounts which would become payable to the officer and to the officer's surviving spouse under the Georgia-Pacific Salaried Employees Retirement Plan ("SERP") and the value of the Corporation's contributions to the Georgia-Pacific Savings and Capital Growth Plan (the "Savings Plan"), in which virtually all salaried employees of the Corporation or its participating subsidiaries are eligible to participate. In the case of both the Savings Plan and the SERP, the officer's interest is converted to an actuarially equivalent joint and 50% survivor annuity for offset purposes. If an officer engages in certain competitive activity after retirement, benefits under the Retirement Plan terminate.

     The table below sets forth certain information relating to benefits under the Retirement Plan with respect to the named individuals (a) assuming retirement as of January 1, 1996, and (b) assuming retirement at age 65, using projected years of credited service at age 65 and final average compensation as of December 31, 1995. The benefits disclosed in the table represent the maximum estimated annual benefits under the Retirement Plan, without reduction for offsets provided for in such Plan. Because such amounts exceed the total of such offsetting payments, the amounts disclosed in the table below represent the estimated maximum aggregate benefit payable to the named executive officers under all pension and other defined benefit or actuarial plans.

                      ANNUAL BENEFIT BASED ON 50% OF FINAL
                            AVERAGE COMPENSATION(1)

                                                                                      RETIREMENT
                                                                                          AT
                                                   RETIREMENT ON JANUARY 1, 1996        AGE 65
                                                   -----------------------------   -----------------
                                                    ANNUAL          YEARS OF            ANNUAL
                                                   BENEFITS     CREDITED SERVICE      BENEFIT(2)
                                                   --------     ----------------   -----------------
Mr. Correll......................................  $356,047             7              $ 762,958
Mr. Mortensen....................................   393,523            33                393,523
Mr. Babin........................................   113,085             5(3)             339,255
Mr. McGovern.....................................   202,713            14                217,192
Mr. Kelley.......................................    36,053             2                234,342

---------------

(1) "Compensation" for these purposes means only base salary (including salary deferred as before-tax contributions to the Savings Plan) and annual incentive bonuses, if any, and excludes any other cash or non-cash compensation items.

(2) Represents the formula benefit at normal retirement age 65 under the Retirement Plan, based on average annual compensation during the period 1992-1995.

(3) Does not reflect credit for past industry service. If Mr. Babin terminates his employment with the Corporation after attaining age 62, for purposes of calculating his benefit Mr. Babin will be credited with industry service prior to joining the Corporation. Any resulting additional benefits will be offset by retirement benefits paid to Mr. Babin by prior employers with respect to such additional period of service.

                               III. OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has audited the accounts of the Corporation and its subsidiaries since 1948 and will continue in that capacity during 1996. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement and will be available to respond to appropriate questions.

ADDITIONAL SOLICITATIONS

     Georgeson & Company Inc. has been engaged by the Corporation to solicit proxies at a cost not to exceed approximately $9,000. In addition to the solicitation of proxies by mail, other means of communication such as telephone, facsimile and personal interview may be employed by the officers, directors and regular employees of the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of stock in accordance with the schedule of charges approved by the New York Stock Exchange.

REPORTING REQUIREMENT UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of changes in ownership of Common Stock. Securities and Exchange Commission regulations require that such directors and executive officers furnish to the Corporation copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all its officers and directors complied with applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

     Shareholder proposals for the Annual Meeting of Shareholders on May 6, 1997, will not be included in the Corporation's Proxy Statement for that meeting unless received by the Corporation at its executive office in Atlanta, Georgia, on or prior to November 23, 1996. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

                                          By order of the Board of Directors,

                                          /s/ Kenneth F. Khoury
                                          Kenneth F. Khoury
                                          Vice President and Secretary
Atlanta, Georgia
March 22, 1996.

     THE CORPORATION'S 1995 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHAREHOLDERS OF THE CORPORATION. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

     A COPY OF GEORGIA-PACIFIC CORPORATION'S 1995 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE SUPPLIED WITHOUT CHARGE UPON REQUEST. ANNUAL STATISTICAL UPDATES ARE ALSO AVAILABLE. REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO:

  INVESTOR RELATIONS
  GEORGIA-PACIFIC CORPORATION
  P. O. BOX 105605
  ATLANTA, GEORGIA 30348
  (404) 652-5555

              EVA IS A REGISTERED TRADEMARK OF STERN STEWART & CO.

            PRINTED ON GEORGIA-PACIFIC FINANCIAL OPAQUE 27 LB. BOOK.

GEORGIA-PACIFIC   [LOGO]

133 Peachtree Street, N.E.
Atlanta, Georgia 30303

                         GEORGIA-PACIFIC CORPORATION
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        FOR ANNUAL MEETING MAY 7,1996


P            The undersigned hereby appoints A.D. Correll, James F. Kelley and
R      Kenneth F. Khoury, jointly and severally, proxies with full power of
O      substitution, to vote all shares of Common Stock of GEORGIA-PACIFIC
X      CORPORATION owned of record by the undersigned, and which the
Y undersigned is entitled to vote on all matters which may come before the 1996 Annual Meeting of Shareholders to be held at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia, on May 7, 1996 at 11:00 a.m., local time, and any adjournments thereof, unless otherwise specified herein.

       Election of Directors:                    Change of Address:
       Nominees in Class III:
         Robert Carswell,                        ------------------------------
         Alston D. Correll,
         T. Marshall Hahn Jr.,                   ------------------------------
         Francis Jungers
                                                 ------------------------------

                                                 ------------------------------
                                                 (If you have written in the
                                                 above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this card.)


       You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The proxies cannot vote your shares unless you sign and return this card.
                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------
-------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

[GEORGIA-PACIFIC LOGO]


                                 ADMISSION TICKET


                           ANNUAL MEETING OF SHAREHOLDERS


       If you plan to attend the 1996 Annual Meeting of Shareholders, please mark the appropriate box on the reverse of the attached Proxy Card. The meeting will be held on Tuesday, May 7, 1996, at the Radisson
       Riverfront Hotel, 2 Tenth Street, Augusta, Georgia. The meeting will begin promptly at 11:00 a.m. local time.

           TO AVOID DELAY AT THE ENTRANCE, PLEASE PRESENT THIS TICKET




      ------------------------------------------------------------------------
                                    AGENDA

                          ELECTION OF FOUR DIRECTORS

        TRANSACTION OF OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
      ------------------------------------------------------------------------


      IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

/X/ Please mark your
    votes as in this
    example.

This Proxy, when properly executed, will be voted in the manner directed herein.  If no direction is made, this Proxy will be voted FOR election of directors.
-----------------------------------------------------------------------------------------------------------------------------------
                                       The Board of Directors recommends a vote FOR Item 1.
-----------------------------------------------------------------------------------------------------------------------------------
                  FOR         WITHHELD                                                           I plan to attend         / /
1. Election of   /  /          /  /                                                              the Annual Meeting
   Directors

   For, except vote withheld from the following nominee(s):
                                                                                                 Change of Address on    / /
   -------------------------------------------------------                                       Reverse Side
-----------------------------------------------------------------------------------------------------------------------------------






SIGNATURE(S)                                                                                                    DATE
              --------------------------------------------------------------------------------------------------    --------------

NOTE:  Please sign exactly as name appears hereon.  Joint owners should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                      -FOLD AND DETACH HERE-

                   [Georgia-Pacific Corporation Letterhead]

                                                                  March 22, 1996

To Participants in the Georgia-Pacific Stock Fund of the Georgia-Pacific Corporation Savings and Capital Growth Plan and the Georgia-Pacific Corporation Hourly 401(k) Savings Plan (the "Plans"):

     In connection with the Georgia-Pacific Corporation 1996 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 7, 1996, enclosed are proxy materials relative to shares allocated to you with respect to your interest in the Georgia-Pacific Stock Fund of one or both of the Plans mentioned above.

     We wish to call your attention to the fact that pursuant to the provisions of both Plans, Vanguard Fiduciary Trust Company, the Trustee under the Plans, cannot vote your allocable shares of Georgia-Pacific Common Stock on the matters to be acted on at the Annual Meeting without your specific voting instructions.

     Accordingly, in order for your allocable shares to be voted at the Annual Meeting, please give your voting instructions over your signature on the enclosed card and return it to First Chicago Trust Company of New York, who will tabulate the votes for the Trustee, promptly in the enclosed, self-addressed, postage-paid envelope. It is understood that if you sign without otherwise marking the card, you wish the Trustee to vote your shares FOR the election of directors, as recommended by the Board of Directors of Georgia-Pacific Corporation.

     We urge you to send in the enclosed card promptly so that the Trustee may vote the shares allocable to you under the Plans in accordance with your wishes.

                                    Very truly yours,

                                    /s/ Kenneth F. Khoury
                                    Kenneth F. Khoury
                                    Vice President and Secretary

P R O X Y

                        CONFIDENTIAL VOTING INSTRUCTIONS
                          GEORGIA-PACIFIC CORPORATION
                           ANNUAL MEETING MAY 7, 1996

         The undersigned hereby directs Vanguard Fiduciary Trust Company, as Trustee under the Georgia-Pacific Corporation Savings and Capital Growth Plan and the Georgia-Pacific Corporation Hourly 401(k) Savings Plan (the "Plans"), to vote in person or by proxy all shares of Common Stock of Georgia-Pacific Corporation allocated to any accounts of the undersigned under the Plans in the manner indicated on the reverse hereof with respect to Item 1, as described in the Georgia-Pacific Corporation Notice of 1996 Annual Meeting of Shareholders and Proxy Statement, in connection with the Georgia-Pacific Corporation Annual Meeting of Shareholders to be held on May 7, 1996.

Election of Directors:

Nominees in Class III: Robert Carswell, Alston D. Correll,
                       T. Marshall Hahn, Jr., Francis Jungers




                                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                          - FOLD AND DETACH HERE -

[X] Please mark your
    vote as in this
    example.


WHEN THIS CARD IS PROPERLY EXECUTED, YOUR INTEREST WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE BY MARKING THE APPROPRIATE BOX BELOW, THE TRUSTEE WILL VOTE FOR ELECTION OF DIRECTORS.


                                        FOR                WITHHELD
1.       Election of Directors          [ ]                  [ ]

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):


--------------------------------------------------------



SIGNATURE(S)                                                   DATE
            ---------------------------------------------------    -------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



--------------------------------------------------------------------------------
                          - FOLD AND DETACH HERE -